Exhibit 4.4

Registration Rights Joinder Agreement

WHEREAS, Picasso Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Picasso Intermediate Company, Inc., a Delaware corporation (“Holdings”), Banc of America Securities LLC (“BAS”), Deutsche Bank Securities Inc. (“DBSI”) and Barclays Capital Inc. (“Barclays” and collectively with BAS and DBSI the “Initial Purchasers”) heretofore executed and delivered a Registration Rights Agreement (“Registration Rights Agreement”), dated as of the date hereof, providing for the registration of notes substantially similar to the Notes (as defined in the Registration Rights Agreement);

WHEREAS, Merger Sub merged with and into BWAY Holding Company, a Delaware corporation (the “Company”), in the “Merger” pursuant to the Agreement and Plan of Merger, dated as of March 28, 2010, by and among Picasso Parent Company, Inc., Merger Sub and the Company, with the Company assuming all of Merger Sub’s obligations (including those set forth in the Registration Rights Agreement) by operation of law; and

WHEREAS, as a condition to the consummation of the offering of the Securities, the Company and each of the entities set forth on Exhibit A attached hereto (collectively, the “BWAY Guarantors” and together with Holdings, the “Guarantors”) have agreed to join the Registration Rights Agreement on or immediately following consummation of the Merger.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

NOW, THEREFORE, the Company and each of the BWAY Guarantors hereby agrees for the benefit of the Initial Purchasers, as of June 16, 2010, as follows:

1. Joinder Agreement. Each of the undersigned signatory parties hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems fit to enter into this Registration Rights Joinder Agreement (this “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Registration Rights Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties, indemnities and acknowledgments in the Registration Rights Agreement attributable to the Issuer (with respect to the Company) or to the Guarantors (with respect to the BWAY Guarantors), in each case, as if made by, and with respect to, such signatory party; and (iii) perform all obligations and duties required and be entitled to all the benefits of the Issuer (with respect to the Company) or a Guarantor (with respect to the BWAY Guarantors) pursuant to the Registration Rights Agreement, in each case as if such undersigned was an original party thereto.

2. Representations and Warranties and Agreements. Each of the undersigned signatory parties hereby represents and warrants to, and agrees with, the Initial Purchasers that it has all the requisite corporate or limited liability company power and authority, as the case may be, to execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transactions contemplated hereby and that when this Joinder Agreement is executed and delivered by the parties hereto, it will constitute a valid and legally binding agreement enforceable against the Company or such BWAY Guarantor, as applicable, in accordance with its terms, except as the enforcement hereof may be limited by (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, (ii) general equitable principles and (iii) as to rights of indemnification and contribution, by applicable laws or principles of public policy.

3. Covenants. Each of the undersigned parties hereby unconditionally and irrevocably expressly assumes, confirms and agrees to perform and observe as the Issuer (with respect to the Company) or as a Guarantor (with respect to the BWAY Guarantors) each and any of the covenants, agreements, terms, conditions, obligations, appointments, duties, promises and liabilities of the Issuer or a Guarantor, as applicable, under the Registration Rights Agreement as if it were an original signatory thereto and to promptly execute and deliver any and all further documents and take such further action as any other undersigned party or the Initial Purchasers may reasonably require to effect the purpose of this Joinder Agreement.

4. Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or via facsimile), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

5. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties to the Registration Rights Agreement.

6. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

7. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first written above.

BWAY HOLDING COMPANY

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	Vice President, Treasurer and Secretary

BWAY CORPORATION

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	Vice President, Treasurer and Secretary

ARMSTRONG CONTAINERS, INC.

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	Vice President and Secretary

NORTH AMERICA PACKAGING CORPORATION

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	Vice President and Secretary

NORTH AMERICA PACKAGING OF PUERTO RICO, INC.

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	Vice President and Secretary

SC PLASTICS, LLC

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	Vice President and Secretary

Signature Page to Registration Rights Joinder Agreement

BWAY KILBOURN, INC.

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	Vice President and Secretary

CENTRAL CAN COMPANY, INC.

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	Vice President and Secretary

Signature Page to Registration Rights Joinder Agreement

By:	Banc of America Securities LLC, for itself
and on behalf of the several Initial Purchasers

By:	/s/ Barry Price
Name:	Barry Price
Title:	Managing Director

Signature Page to Registration Rights Joinder Agreement

Exhibit A

BWAY Guarantors

Armstrong Containers, Inc., a Delaware corporation

North America Packaging Corporation, a Delaware corporation

North America Packaging of Puerto Rico, Inc., a Delaware corporation

SC Plastics, LLC, a Georgia limited liability company

Central Can Company, Inc., a Delaware corporation

BWAY-Kilbourn, Inc., a Delaware corporation

BWAY Corporation, a Delaware corporation